Allegion (NYSE: ALLE) Reports Q3-2024 Financial Results
Revenue growth and margin expansion mark strong third-quarter performance

Quarterly Financial Highlights
(All comparisons against the third quarter of 2023, unless otherwise noted)
▪Net earnings per share (EPS) of $1.99, up 12.4% compared with $1.77; Adjusted EPS of $2.16, up 11.3% compared with $1.94
▪Revenues of $967.1 million, up 5.4% on a reported basis and up 3.3% on an organic basis
▪Operating margin of 22.2%, compared with 21.0%; Adjusted operating margin of 24.2%, up 100 basis points compared with 23.2%

Full-Year Outlook Highlights
▪Affirming full-year reported revenue growth range of 2.5% to 3.5%
▪Raising full-year adjusted EPS outlook to a range of $7.35 to $7.45
▪Affirming available cash flow outlook

DUBLIN (Oct. 24, 2024) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its third quarter (ended Sept. 30, 2024).

“Q3 marks another quarter of strong results for Allegion. Our team continued to perform at a high level, driving revenue growth and margin expansion that demonstrate the resilience of our business model,” said Allegion President and CEO John H. Stone.

“Heading into the last few months of 2024, we are focused on meeting customer needs and delivering on our commitments to shareholders. We’re raising our full-year guidance for adjusted EPS, and we’re affirming our total revenue and available cash flow outlook.”

Company Results
(All comparisons against the third quarter of 2023, unless otherwise noted)
Allegion reported third-quarter 2024 net revenues of $967.1 million and net earnings of $174.2 million, or $1.99 per share. Adjusted net earnings were $189.3 million, or $2.16 per share, up 11.3%, which excludes charges related to restructuring, acquisition and integration costs, a non-cash impairment charge, as well as amortization expense related to acquired intangible assets.

Third-quarter 2024 net revenues increased 5.4%. Net revenues increased 3.3% on an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements. The organic revenue increase was driven by price realization and volume growth. Reported revenue reflects a 1.9% positive impact from acquisitions and a modest tailwind from foreign currency.

Third-quarter 2024 operating income was $215.0 million, an increase of $21.9 million or 11.3%. Adjusted operating income in third-quarter 2024 was $233.7 million, an increase of $20.3 million or 9.5%.

Third-quarter 2024 operating margin was 22.2%, compared with 21.0%. The adjusted operating margin in third-quarter 2024 was 24.2%, compared with 23.2%. The 100-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments as well as favorable volume leverage.

Segment Results
(All comparisons against the third quarter of 2023, unless otherwise noted)

The Americas segment revenues were up 5.6% (up 4.1% on an organic basis). The organic revenue increase was driven by price realization as well as volume growth. The non-residential business was up mid-single digits, and the residential business grew low-single digits. The reported revenue reflects a 1.6% positive impact from acquisitions and a modest headwind from foreign currency.

The International segment revenues increased 4.4% (up 0.2% on an organic basis). The organic revenue increase was driven by price realization offset partially by volume decline. Reported revenue reflects a positive impact from acquisitions of 2.9% and a 1.3% tailwind from foreign currency.

Additional Items
(All comparisons against the third quarter of 2023, unless otherwise noted)
Interest expense for third-quarter 2024 was $28.8 million, an increase of $5.9 million.

Other income, net for third-quarter 2024 was $8.4 million, compared to other expense, net of $0.1 million.

The company’s effective tax rate for third-quarter 2024 was 10.5%, compared with 8.1%. The company’s adjusted effective tax rate for third-quarter 2024 was 12.0%, compared with 9.9%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2024 was $388.0 million, an increase of $67.6 million versus the prior-year period. The company ended third-quarter 2024 with cash and cash equivalents of $878.9 million, as well as total debt of $2,402.1 million.

Cash and debt balances include proceeds of $400.0 million from the May 2024 issuance of new 2034 senior notes, which were subsequently used to repay the $400.0 million 2024 senior note maturity in October 2024.

Share Repurchase and Dividends
In the third quarter of 2024, the company repurchased approximately 0.3 million shares for approximately $40 million and paid quarterly dividends of $0.48 per ordinary share or $41.8 million.

Updated Full-Year Outlook
(All comparisons against full-year 2023, unless otherwise noted)
The company is affirming its reported revenue growth for full-year 2024, which is expected to be 2.5% to 3.5%. The company is also affirming expected organic revenue growth of 1.5% to 2.5%, which excludes the impacts of acquisitions, divestitures and foreign currency movements.

The company is raising the outlook for full-year 2024 EPS and expects it to be in the range of $6.70 to $6.80, or $7.35 to $7.45 on an adjusted basis. The outlook assumes a headwind of approximately $0.25 based on a full-year adjusted effective tax rate of 16.5% to 17.5%, inclusive of the estimated impacts of global minimum tax.

Adjustments to 2024 EPS include estimated impacts of approximately $0.52 per share for acquisition-related amortization, as well as $0.13 per share for M&A, restructuring and other.

The outlook assumes an average diluted share count for the full year of approximately 87.6 million shares.

The company affirms expected full-year available cash flow of approximately $540 to $570 million.

Conference Call Information
On Thursday, Oct. 24, 2024, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

###

About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.7 billion in revenue in 2023, and its security products are sold around the world. For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Full-Year Outlook Highlights and Updated Full-Year Outlook contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “Full-Year Outlook Highlights,” “Updated Full-Year Outlook” and statements regarding the company's 2024 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact: Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts: Jobi Coyle – Director, Investor Relations 317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net revenues	$967.1	$917.9	$2,826.6	$2,753.4
Cost of goods sold	535.0	514.6	1,574.8	1,557.2
Gross profit	432.1	403.3	1,251.8	1,196.2

Selling and administrative expenses	217.1	210.2	655.7	647.5
Operating income	215.0	193.1	596.1	548.7

Interest expense	28.8	22.9	76.8	70.2
Other (income) expense, net	(8.4)	0.1	(17.2)	(1.8)
Earnings before income taxes	194.6	170.1	536.5	480.3

Provision for income taxes	20.4	13.7	83.1	58.3
Net earnings	174.2	156.4	453.4	422.0

Less: Net earnings attributable to noncontrolling interests	—	0.1	—	0.2

Net earnings attributable to Allegion plc	$174.2	$156.3	$453.4	$421.8

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$2.00	$1.78	$5.19	$4.80

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.99	$1.77	$5.16	$4.78

Shares outstanding - basic	87.1	87.9	87.3	87.9
Shares outstanding - diluted	87.6	88.2	87.8	88.3

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$878.9	$468.1
Accounts and notes receivables, net	458.8	412.8
Inventories	449.9	438.5
Other current assets	74.8	41.5
Total current assets	1,862.4	1,360.9
Property, plant and equipment, net	384.8	358.1
Goodwill	1,505.8	1,443.1
Intangible assets, net	604.8	572.8
Other noncurrent assets	615.9	576.6
Total assets	$4,973.7	$4,311.5

LIABILITIES AND EQUITY
Accounts payable	$266.7	$259.2
Accrued expenses and other current liabilities	405.9	407.9
Short-term borrowings and current maturities of long-term debt	418.9	412.6
Total current liabilities	1,091.5	1,079.7
Long-term debt	1,983.2	1,602.4
Other noncurrent liabilities	328.0	311.1
Equity	1,571.0	1,318.3
Total liabilities and equity	$4,973.7	$4,311.5

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Nine months ended September 30,
	2024	2023
Operating Activities
Net earnings	$453.4	$422.0
Depreciation and amortization	89.3	83.7
Changes in assets and liabilities and other non-cash items	(86.7)	(124.6)
Net cash provided by operating activities	456.0	381.1

Investing Activities
Capital expenditures	(68.0)	(60.7)
Acquisition of businesses, net of cash acquired	(121.2)	(31.7)
Other investing activities, net	(1.0)	9.0
Net cash used in investing activities	(190.2)	(83.4)

Financing Activities
Net proceeds from (repayments of) debt	389.9	(78.5)
Debt financing costs	(6.9)	—
Dividends paid to ordinary shareholders	(125.6)	(119.2)
Repurchase of ordinary shares	(120.0)	(19.9)
Other financing activities, net	9.9	(2.3)
Net cash from (used) in financing activities	147.3	(219.9)

Effect of exchange rate changes on cash and cash equivalents	(2.3)	(1.5)
Net increase in cash and cash equivalents	410.8	76.3
Cash and cash equivalents - beginning of period	468.1	288.0
Cash and cash equivalents - end of period	$878.9	$364.3

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net revenues
Allegion Americas	$782.4	$740.9	$2,262.4	$2,209.0
Allegion International	184.7	177.0	564.2	544.4
Total net revenues	$967.1	$917.9	$2,826.6	$2,753.4

Operating income (loss)
Allegion Americas	$221.1	$200.2	$622.4	$582.2
Allegion International	17.9	15.7	48.6	40.2
Corporate unallocated	(24.0)	(22.8)	(74.9)	(73.7)
Total operating income	$215.0	$193.1	$596.1	$548.7

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, earnings before income taxes, effective tax rate, net earnings, EPS, EBITDA and EBITDA margin include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended September 30, 2024				Three months ended September 30, 2023
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$967.1	$—		$967.1	$917.9	$—		$917.9

Operating income	215.0	18.7	(1)	233.7	193.1	20.3	(1)	213.4
Operating margin	22.2%			24.2%	21.0%			23.2%

Earnings before income taxes	194.6	20.4	(2)	215.0	170.1	20.3	(2)	190.4
Provision for income taxes	20.4	5.3	(3)	25.7	13.7	5.1	(3)	18.8
Effective income tax rate	10.5%			12.0%	8.1%			9.9%
Net earnings	174.2	15.1		189.3	156.4	15.2		171.6

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$174.2	$15.1		$189.3	$156.3	$15.2		$171.5

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.99	$0.17		$2.16	$1.77	$0.17		$1.94

(1)Adjustments to operating income for the three months ended September 30, 2024, consist of $4.1 million of restructuring charges and acquisition and integration expenses and $14.6 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended September 30, 2023, consist of $5.9 million of restructuring charges and acquisition and integration expenses, and $14.4 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2024 consist of the adjustments to operating income discussed above, as well as a $1.7 million impairment on a non-operating investment. Adjustments to earnings before income taxes for the three months ended September 30, 2023 consist of the adjustments to operating income discussed above.

(3)Adjustments to the provision for income taxes for the three months ended September 30, 2024 and 2023, consist of $5.3 million and $5.1 million, respectively, of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2024				Nine months ended September 30, 2023
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,826.6	$—		$2,826.6	$2,753.4	$—		$2,753.4

Operating income	596.1	55.6	(1)	651.7	548.7	59.7	(1)	608.4
Operating margin	21.1%			23.1%	19.9%			22.1%

Earnings before income taxes	536.5	58.6	(2)	595.1	480.3	59.7	(2)	540.0
Provision for income taxes	83.1	14.0	(3)	97.1	58.3	15.1	(3)	73.4
Effective income tax rate	15.5%			16.3%	12.1%			13.6%
Net earnings	453.4	44.6		498.0	422.0	44.6		466.6

Noncontrolling interests	—	—		—	0.2	0.1		0.3

Net earnings attributable to Allegion plc	$453.4	$44.6		$498.0	$421.8	$44.5		$466.3

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$5.16	$0.51		$5.67	$4.78	$0.50		$5.28

(1)Adjustments to operating income for the nine months ended September 30, 2024, consist of $12.1 million of restructuring charges and acquisition and integration expenses and $43.5 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the nine months ended September 30, 2023, consist of $17.5 million of restructuring charges and acquisition and integration expenses, $42.2 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the nine months ended September 30, 2024 consist of the adjustments to operating income discussed above, as well as a $3.0 million impairment on a non-operating investment. Adjustments to earnings before income taxes for the nine months ended September 30, 2023 consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the nine months ended September 30, 2024 and 2023, consist of $14.0 million and $15.1 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE, OPERATING INCOME AND ADJUSTED EBITDA BY REGION
(In millions)

	Three months ended September 30, 2024		Three months ended September 30, 2023
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$782.4		$740.9

Operating income (GAAP)	$221.1	28.3%	$200.2	27.0%
Restructuring charges	—	—%	0.8	0.1%
Acquisition and integration costs	1.2	0.1%	1.1	0.2%
Amortization of acquired intangible assets	8.8	1.1%	8.5	1.1%
Adjusted operating income	231.1	29.5%	210.6	28.4%
Depreciation and amortization of nonacquired intangible assets	9.9	1.3%	8.5	1.2%
Adjusted EBITDA	$241.0	30.8%	$219.1	29.6%

Allegion International
Net revenues (GAAP)	$184.7		$177.0

Operating income (GAAP)	$17.9	9.7%	$15.7	8.9%
Restructuring charges	1.5	0.8%	2.1	1.2%
Amortization of acquired intangible assets	5.8	3.1%	5.9	3.3%
Adjusted operating income	25.2	13.6%	23.7	13.4%
Depreciation and amortization of nonacquired intangible assets	4.5	2.4%	4.4	2.5%
Adjusted EBITDA	$29.7	16.0%	$28.1	15.9%

Corporate
Operating loss (GAAP)	$(24.0)		$(22.8)
Acquisition and integration costs	1.4		1.9
Adjusted operating loss	(22.6)		(20.9)
Depreciation and amortization of nonacquired intangible assets	0.2		0.3
Adjusted EBITDA	$(22.4)		$(20.6)

Total
Net revenues	$967.1		$917.9

Adjusted operating income	$233.7	24.2%	$213.4	23.2%
Depreciation and amortization of nonacquired intangible assets	14.6	1.5%	13.2	1.5%
Adjusted EBITDA	$248.3	25.7%	$226.6	24.7%

	Nine months ended September 30, 2024		Nine months ended September 30, 2023
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,262.4		$2,209.0

Operating income (GAAP)	$622.4	27.5%	$582.2	26.4%
Restructuring charges	0.1	—%	0.8	—%
Acquisition and integration costs	5.7	0.2%	6.3	0.3%
Amortization of acquired intangible assets	26.3	1.2%	25.3	1.1%
Adjusted operating income	654.5	28.9%	614.6	27.8%
Depreciation and amortization of nonacquired intangible assets	29.4	1.3%	24.9	1.1%
Adjusted EBITDA	$683.9	30.2%	$639.5	28.9%

Allegion International
Net revenues (GAAP)	$564.2		$544.4

Operating income (GAAP)	$48.6	8.6%	$40.2	7.4%
Restructuring charges	1.9	0.3%	6.8	1.2%
Acquisition and integration costs	0.5	0.1%	0.4	0.1%
Amortization of acquired intangible assets	17.2	3.1%	16.9	3.1%
Adjusted operating income	68.2	12.1%	64.3	11.8%
Depreciation and amortization of nonacquired intangible assets	13.7	2.4%	13.5	2.5%
Adjusted EBITDA	$81.9	14.5%	$77.8	14.3%

Corporate
Operating loss (GAAP)	$(74.9)		$(73.7)
Restructuring charges	0.1		—
Acquisition and integration costs	3.8		3.2
Adjusted operating loss	(71.0)		(70.5)
Depreciation and amortization of nonacquired intangible assets	0.7		1.2
Adjusted EBITDA	$(70.3)		$(69.3)

Total
Net revenues	$2,826.6		$2,753.4

Adjusted operating income	$651.7	23.1%	$608.4	22.1%
Depreciation and amortization of nonacquired intangible assets	43.8	1.5%	39.6	1.4%
Adjusted EBITDA	$695.5	24.6%	$648.0	23.5%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Nine months ended September 30,
	2024	2023
Net cash provided by operating activities	$456.0	$381.1
Capital expenditures	(68.0)	(60.7)
Available cash flow	$388.0	$320.4

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net earnings (GAAP)	$174.2	$156.4	$453.4	$422.0
Provision for income taxes	20.4	13.7	83.1	58.3
Interest expense	28.8	22.9	76.8	70.2
Amortization of acquired intangible assets	14.6	14.4	43.5	42.2
Depreciation and amortization of nonacquired intangible assets	14.6	13.2	43.8	39.6
EBITDA	252.6	220.6	700.6	632.3

Other (income) expense, net	(8.4)	0.1	(17.2)	(1.8)
Acquisition and integration costs and restructuring charges	4.1	5.9	12.1	17.5
Adjusted EBITDA	$248.3	$226.6	$695.5	$648.0

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Allegion Americas
Revenue growth (GAAP)	5.6%	(0.1)%	2.4%	19.3%
Acquisitions	(1.6)%	—%	(0.7)%	(10.8)%
Currency translation effects	0.1%	0.1%	—%	0.3%
Organic growth (non-GAAP)	4.1%	—%	1.7%	8.8%

Allegion International
Revenue growth (GAAP)	4.4%	3.0%	3.6%	(2.7)%
Acquisitions	(2.9)%	(0.6)%	(2.5)%	—%
Currency translation effects	(1.3)%	(5.2)%	(0.3)%	(0.2)%
Organic growth (non-GAAP)	0.2%	(2.8)%	0.8%	(2.9)%

Total
Revenue growth (GAAP)	5.4%	0.5%	2.7%	14.2%
Acquisitions	(1.9)%	(0.1)%	(1.0)%	(8.3)%
Currency translation effects	(0.2)%	(1.0)%	(0.1)%	0.2%
Organic growth (non-GAAP)	3.3%	(0.6)%	1.6%	6.1%